UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    On May 10, 2019, Charah Solutions, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)    At the Annual Meeting, the Company’s stockholders (i) elected the two Class I directors nominated by the Company’s Board of Directors to serve for a term of three years or until their successors are duly elected and qualified; and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2019.

Final voting results on each proposal submitted to the Company’s stockholders at the Annual Meeting are as follows:

1.    Election of directors:

	Votes For	Votes Withheld	Broker Non-Votes
Mignon L. Clyburn	21,997,707	4,689,910	516,949
Robert C. Flexon	26,659,220	28,397	516,949

2.    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting for fiscal 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,185,543	18,785	238	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: May 16, 2019	By:	/s/ Scott A. Sewell
Scott A. Sewell
President and Chief Executive Officer